Exhibit 4

POWER OF ATTORNEY AND PROXY

The undersigned, Leah Anneberg Peed (“LAP”), hereby appoints R. Daniel Peed (the “Voting Proxy”) as the agent, proxy, and attorney-in-fact for LAP (including, without limitation, with full power and authority to act on LAP’s behalf) to take any action, in his sole discretion, to (a) vote, on behalf of LAP, all Voting Securities owned by LAP or a Permitted Transferee of LAP during the time that such Voting Securities are held by LAP or a Permitted Transferee of LAP, on all matters to be voted by holders of Voting Securities and (b) take all other actions and exercise all other rights, including executing any waiver or consent, solely to the extent incident or relating to the matters set forth in clause (a) above. LAP hereby agrees not to assert any claim against the Voting Proxy relating to the Voting Proxy’s capacity as the Voting Proxy by reason of any action taken or failure to act in the administration or performance of his duties under this Voting Proxy. By execution hereof, the Voting Proxy hereby agrees to act as Voting Proxy.

The foregoing power of attorney and proxy is irrevocable and is coupled with an interest sufficient at law to support an irrevocable power and shall survive and be unaffected by any subsequent disability, or incapacity of LAP. The foregoing power of attorney and proxy shall remain in full force and effect through the Distribution, after which it shall terminate upon the date that neither LAP nor any Permitted Transferee of LAP holds, directly or indirectly, any Voting Securities. The Voting Proxy and all rights of LAP granted to the Voting Proxy hereunder shall be binding upon the Permitted Transferees of LAP at any and all meetings of stockholders of United Insurance Holdings Corp., a Delaware corporation (the “Corporation”), or at any adjournment thereof, or in any other circumstances upon which the vote or consent of LAP or any Permitted Transferee is sought. The foregoing power of attorney and proxy shall not be binding on any transferees of LAP other than the Permitted Transferees.

“Common Stock” means the common stock, par value $0.0001 per share, of the Corporation.

“Distribution” means the distribution of Common Stock to members of RDX Holding, LLC following the consummation of the mergers contemplated by that certain Agreement and Plan of Merger, dated as of August 17, 2016, by and among the Corporation, the Voting Proxy, RDX Holding, LLC and the other parties thereto.

“Other Voting Shares” means shares of any class of capital stock of the Corporation (other than the Common Stock) that are entitled to vote generally in the election of member of the Board of Directors of the Corporation.

“Permitted Transferee” of any Person means (a) such Person’s spouse, siblings and/or descendants (whether natural or adopted), the spouses of such siblings and such descendants, and the estates of any of the foregoing; (b) any trust established solely for the benefit of such Person, such Person’s spouse, siblings and/or descendants (whether natural or adopted), and such siblings’ or such descendants’ spouses (determined ignoring any remainder or similar interest coming into effect only upon the death of all such Persons); or (c) any partnerships, corporations or limited liability companies where the only partners, shareholders or members are the Persons referred to in the preceding clauses (a) and (b) and the governance documents of such partnership, corporation or limited liability company contains a prohibition that is enforced on the transfer of any partnership interests, shares of capital stock or limited liability company interests in such partnership, corporation or limited liability company, respectively, to any Person other than a Person described in the preceding clauses (a) and (b).

“Person” means any individual, firm, corporation, general or limited partnership, limited liability partnership, firm, company (including any limited liability company or joint stock company), trust, association, organization, joint venture, governmental authority or other entity.

“Voting Securities” means (a) Common Stock, (b) Other Voting Shares and (c) all equity securities of the Corporation in respect of any such Common Stock or Other Voting Shares or into which any such Common Stock or Other Voting Shares shall be converted or exchanged in connection with stock splits, reverse stock splits, stock dividends or distributions, combinations or any similar recapitalizations, reclassifications or capital reorganizations occurring after August 17, 2016. For the avoidance of doubt, Voting Securities shall include any of the foregoing equity securities of the Corporation specified in clause (a) or (b) of the immediately preceding sentence that are beneficially owned by LAP or a Permitted Transferee of LAP following the Distribution.

IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney and proxy as of August 2016.

/s/ Leah Anneberg Peed
Leah Anneberg Peed

Acknowledged and agreed by:

/s/ R. Daniel Peed
R. Daniel Peed, as Voting Proxy

4